UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2020

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38341	52-2126573
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

600 Telephone Avenue, Anchorage, Alaska	99503-6091
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 907-297-3000

Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.01 par value per share	ALSK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 2, 2020, Alaska Communications Systems Group, Inc. (the “Company”), Macquarie Capital and GCM Grosvenor issued a joint press release announcing the Company’s entry into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Juneau Parent Co, Inc., a Delaware corporation (“Parent”), and Juneau Merger Co, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), whereby the Company will be merged with and into Merger Sub and become a wholly owned subsidiary of Parent. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The information required to be reported on Form 8-K with respect to the Merger Agreement will be filed in a separate Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Joint Press Release of the Company, Macquarie Capital and GCM Grosvenor, dated November 2, 2020
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaska Communications Systems Group, Inc.
(Registrant)

Date: November 2, 2020
/s/ Leonard A. Steinberg
Leonard A. Steinberg Corporate Secretary

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